Exhibit 99.1

IMAX CORPORATION REPORTS FIRST QUARTER 2026 RESULTS

•IMAX reaffirms 2026 full-year guidance, including $1.4 billion in global box office — driven by a strong, diverse upcoming slate including Christopher Nolan’s The Odyssey, Dune: Part Three, The Mandalorian and Grogu, and Narnia among at least 14 Filmed For IMAX releases

•Bottom-line growth year-over-year underscores strong operating model, with increases across Net Income (+83%)(1), EPS (+75%)(1), Adjusted Net Income (+33%)(1)(2) and Adjusted EPS (+31%)(1)(2)

•Project Hail Mary and Avatar: Fire and Ash lead IMAX to $260 million in global box office in the first quarter, highlighted by +75% growth in North America and +60% growth in Rest of World excluding Greater China

•Global network growth and diversification continue with agreements for 42 systems across 10 countries year to date, including largest IMAX agreement ever in Australia and 7 signings to date in Japan

•IMAX CEO Rich Gelfond gradually resuming leadership duties and engaged in key strategic decision-making as he transitions from temporary medical leave

NEW YORK, NY — April 30, 2026 — IMAX Corporation (NYSE: IMAX) today reported financial results for the first quarter of 2026, demonstrating the value of its unique global entertainment platform and broad content portfolio.

“IMAX continues to build on the momentum of its record-breaking 2025 and further establish itself as the premier global platform for blockbuster entertainment. As we enter one of the most productive periods of the moviegoing year with among the most promising slates we’ve seen, we look forward to delivering a record $1.4 billion in global box office for the full year and driving network expansion worldwide,” said Natasha Fernandes, Chief Financial Officer, IMAX Corporation.

“The breakout success of Project Hail Mary — a Filmed For IMAX release that more than doubled our initial box office projections — demonstrates what a well-crafted blockbuster can achieve when it leans fully into the IMAX platform. We have several tentpoles this year from the most successful filmmakers in Hollywood that will do just that. Christopher Nolan’s The Odyssey and Denis Villeneuve’s Dune: Part Three broke new ground in selling out IMAX auditoriums up to a year in advance of their releases; Jon Favreau is leveraging IMAX technology in entirely new ways with The Mandalorian and Grogu; and Greta Gerwig will release Narnia with a pioneering IMAX exclusive run.”

“We continue to capitalize on our box office success — and renewed optimism among exhibitors given the industry’s strong start to 2026 — to further grow and diversify our global network. Our continued momentum in Australia — where we just signed our largest agreement ever for 10 new locations — and Japan with 7 signings year to date underscores the success we’re having across our priority growth markets.”

IMAX CEO Rich Gelfond added, “My recovery from pneumonia is progressing well. I have been discharged from the hospital and will continue to focus on my health in the coming weeks. I want to thank my doctors, my family, the team at IMAX, and everyone for their support. As I transition back from medical leave, I am gradually re-engaging in the business and involved in all strategic decisions at IMAX. The management team is doing an outstanding job and will continue with their day-to-day responsibilities. We have an exciting summer ahead, and the rest of the year promises to be exceptional. I look forward to engaging with all of you soon.”

_______________
(1)Attributable to common shareholders.
(2)Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.

First Quarter Financial Highlights

	Three Months Ended March 31, (Unaudited)
In millions of U.S. Dollars, except per share data	2026	2025	YoY % Change
Total Revenue	$81.4	$86.7	(6%)

Gross Margin	$45.8	$53.2	(14%)
Gross Margin (%)	56.3%	61.4%	(510	bps)

Net Income	$6.1	$8.2	(26%)
Net Income Margin (%)	7.5%	9.4%	(190	bps)

Net Income Attributable to Common Shareholders	$4.2	$2.3	83%
Net Income Per Share - Diluted(1)	$0.07	$0.04	75%

Total Adjusted EBITDA(2)(3)	$30.5	$37.0	(18%)
Total Adjusted EBITDA Margin (%)(2)(3)	37.5%	42.7%	(520	bps)

Adjusted Net Income(1)(2)	$9.6	$7.2	33%
Adjusted Earnings Per Share - Diluted(1)(2)	$0.17	$0.13	31%

Weighted average shares outstanding (in millions):
Basic	54.1	53.1	2%
Diluted	56.4	55.0	3%
(1)Attributable to common shareholders.
(2)Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(3)Total Adjusted EBITDA is before adjustments for non-controlling interests. Total Adjusted EBITDA per Credit Facility attributable to common shareholders, excluding non-controlling interests, was $26.8 million for the three months and period ended March 31, 2026 (2025 - $28.0 million). The Company’s Credit Facility covenant is calculated on a trailing twelve-month basis.

First Quarter Segment Results(1)

	Content Solutions			Technology Products and Services
	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
1Q26	$31.4	$18.3	58%	$48.3	$26.9	56%
1Q25	34.2	23.6	69%	50.6	29.1	57%
% change	(8%)	(22%)		(4%)	(8%)
(1)Please refer to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 for additional segment information.

Content Solutions Segment

•First quarter Content Solutions revenues and gross margin decreased 8% to $31 million and 22% to $18 million year-over-year, respectively, driven by lower box office in China partially offset by strong growth of 67% outside of Greater China. Greater China’s box office was impacted by the combination of the record Chinese New Year in the 2025 comparative period and with the shift of two larger Chinese local language titles now expected later in 2026.

•First quarter global box office of $260 million decreased 13% year-over-year driven by lower box office from Chinese New Year films compared to the first quarter of 2025 when Ne Zha 2 grossed a record $161 million. Top grossing first quarter titles included Avatar: Fire and Ash ($77 million), Project Hail Mary ($66 million), and Pegasus 3 ($34 million).

Technology Products and Services Segment

•First quarter Technology Products and Services revenues and gross margin decreased 4% to $48 million and 8% to $27 million year-over-year, respectively, driven by lower Greater China box office related rental revenues.

•During the first quarter of 2026, the Company installed 19 systems compared to 21 systems in the first quarter of 2025. Of the 2026 installs, 8 systems were under sales arrangements, compared to 14 in the prior year.

•Commercial network growth continued with the number of IMAX locations reaching 1,798 systems as of March 31, 2026 compared to 1,738 systems as of March 31, 2025. The Company ended Q1 2026 with a backlog of 435 IMAX systems.

Operating Cash Flow and Liquidity

Net cash provided by operating activities was $4 million for the first quarter of 2026 compared to net cash provided of $7 million in the prior year period driven by higher lease incentives provided to exhibitor customers of $9 million in 2026 compared to $1 million in 2025.

As of March 31, 2026, the Company’s available liquidity was $528 million. The Company’s liquidity included cash and cash equivalents of $146 million, $326 million in available borrowing capacity under the Company’s credit facility, and $56 million in available borrowing capacity under IMAX China’s revolving facilities. Total debt, excluding deferred financing costs, was $300 million as of March 31, 2026.

In 2025, the Company issued $250 million of 0.750% Convertible Senior Notes due 2030 (“2030 Convertible Notes”). In connection with the pricing of the 2030 Convertible Notes, the Company entered into privately negotiated capped call transactions with an initial cap price of $57.10 per share of the Company’s common shares.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the first quarter of 2026 were 54.1 million and 56.4 million, respectively, compared to 53.1 million and 55.0 million in the first quarter of 2025.

During the first quarter, the Company did not repurchase any common shares.

In June 2025, the Company’s Board of Directors approved an extension of its share repurchase program through June 30, 2027 and an increase of approximately $100.0 million in the Company’s share repurchase program. As of March 31, 2026, the Company’s total share repurchase authority was $500.0 million with approximately $250.7 million available under the program.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website

On a monthly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates within five business days of month-end, although the Company may change this timing without notice.

The Company may post additional information on the Company’s corporate and Investor Relations websites, which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, United States Securities and Exchange Commission (the “SEC”) or in Canada, the System for Electronic Data Analysis and Retrieval (“SEDAR+”) filings and public conference calls and webcasts, for additional information about the Company. References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules or The New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our websites by reference into this release.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its first quarter 2026 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, interested parties please pre-register at: https://register-conf.media-server.com/register/BI43c844ea58074aaf879105bb47ae3c34 and you will be provided with a dial-in number and unique pin. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, making IMAX’s network among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX’s principal executive offices are located in Mississauga, Ontario, Canada and New York, New York. As of March 31, 2026, there were 1,865 IMAX systems (1,798 commercial multiplexes, 10 commercial destinations, 57 institutional locations) operating in 91 countries and territories.

Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970”.

IMAX®, IMAX® 3D, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAX®, IMAX Live®, and IMAX Enhanced® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. For more information, visit www.imax.com. You can also connect with IMAX on Instagram (www.instagram.com/imax), Facebook (www.facebook.com/imax), LinkedIn (www.linkedin.com/company/imax), X (www.twitter.com/imax), and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@imax.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX Corporation (the “Company”) management’s assumptions and existing information and involve certain risks and uncertainties which could affect our future results and cause those results or other outcomes to differ materially from future results expressed or implied by such forward looking statements. In some cases, you can identify these statements by forward-looking words such as “accelerate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “grow,” “look forward to,” “may,” “plan,” “potential,” “promising,” “momentum,” “prospects,” “will” or the negative or other variations thereon or comparable terminology.
These forward-looking statements include, but are not limited to statements regarding: the Company’s business and technology strategies and measures to implement such strategies; the Company’s competitive strengths, differentiation, goals, market opportunity and penetration, including opportunities in and expected growth from international markets, momentum and runway for expansion and growth of business, networks, operations and technology; capital allocation, including with respect to share repurchase programs; the Company’s technological capabilities and the differentiation thereof; future releases of films and other content to the IMAX network, including the timing of such releases, the anticipated box office revenues, and other effects thereof; plans and references to the future success of the Company and expectations regarding its future operating, financial and technological results, including its box office guidance for 2026; and the Company’s management and leadership during its Chief Executive Officer’s temporary medical leave of absence and the timing thereof.

These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to: risks associated with the Company’s investments, operations, and future expansion in foreign jurisdictions, including the impact of economic, political and regulatory policies and laws of the United States, Canada, and China, tariffs and other trade regulations, and economic and trade tensions, trade wars, and geopolitical conflicts; risks related to the Company’s growth and operations in China, including the impact of industry conditions to both the Company and its partners; the ability of the Company’s exhibitor customers to fulfill their contractual payment obligations; risks related to the Company’s ability to attract and retain its employee population or the loss of the Company’s key personnel; the performance of IMAX remastered films and other films released to the IMAX network; conditions, changes and developments in the commercial exhibition industry; the Company’s ability to enter into new IMAX theater system agreements and sales and lease agreements and the effects thereof; fluctuations in operating results and cash flow; currency fluctuations and foreign exchange controls; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the ability of the Company to respond to change and advancements in technology, including with respect to AI products and AI-generated content; the potential impacts of consolidation among commercial exhibitors and studios; success of brand extensions and new business initiatives; conditions and competition in the in-home (including streaming) and out-of-home entertainment industries; the Company’s ability to identify and pursue new business opportunities (or lack thereof); cybersecurity and data privacy incidents; the Company’s ability to protect its intellectual property and to avoid infringing, misappropriating, or violating the intellectual property rights of others; effects of environmental laws and regulations, including with respect to climate change; weather conditions and natural disasters that may disrupt or harm the Company’s business; effects of the Company’s indebtedness on its cash flow and business activities and the Company’s ability to comply with its debt agreements; general economic, market or business conditions; sustained inflationary pressure; political, economic and social instability and the resulting disruptions to the Company’s operations or supply chain; the Company’s ability to convert system backlog into revenue and cash flows; accuracy of assumptions underlying goodwill impairment assessment and fair value measurements; changes in laws, regulations or accounting principles; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in the Company’s periodic filings with the United States Securities and Exchange Commission (the “SEC”) or in Canada, the System for Electronic Data Analysis and Retrieval (“SEDAR+”); and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in the Company’s most recent Annual Report on Form 10-K, as may be updated in filings the Company makes from time to time with the SEC, including the Company’s Quarterly Reports on Form 10-Q. The forward-looking statements herein are made only as of the date hereof and the Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMAX Network and Backlog

	Three Months Ended
	March 31,
	2026	2025
System Signings(1):
Sales Arrangements	21	19
Traditional JRSA(2)	2	76
Total IMAX System Signings	23	95

(1) System signings include new signings of 10 in Q1 2026 and 37 in Q1 2025. (2) Includes 70 traditional JRSA systems with AMC Entertainment in 2025.

	Three Months Ended
	March 31,
	2026	2025
System Installations(1):
Sales Arrangements	8	13
Traditional JRSA	11	8
Total IMAX System Installations	19	21

(1) System installations include new systems installations of 8 in Q1 2026 and 14 in Q1 2025.

	As of March 31,
	2026	2025
System Backlog:
Sales Arrangements	180	170
Hybrid JRSA	61	94
Traditional JRSA	194	252
Total System Backlog	435	516

	As of March 31,
	2026	2025
System Network:
Commercial Multiplex Systems
Sales Arrangements	917	845
Hybrid JRSA	84	121
Traditional JRSA	797	772
Total Commercial Multiplex Systems	1,798	1,738
Commercial Destination Systems	10	11
Institutional Systems	57	61
Total System Network	1,865	1,810

IMAX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues
Technology sales	$13,414	$13,524
Image enhancement and maintenance services	48,584	50,753
Technology rentals	16,624	19,311
Finance income	2,757	3,079
	81,379	86,667
Costs and expenses applicable to revenues
Technology sales	5,556	7,223
Image enhancement and maintenance services	22,936	19,445
Technology rentals	7,076	6,823
	35,568	33,491
Gross margin	45,811	53,176
Selling, general and administrative expenses	32,488	33,462
Research and development	1,804	1,318
Amortization of intangible assets	2,028	1,731
Credit loss reversal, net	(460)	(126)
Restructuring charges and other impairments	—	57
Income from operations	9,951	16,734
Realized and unrealized investment gains	36	32
Retirement benefits non-service expense	(67)	(70)
Interest income	468	540
Interest expense	(1,896)	(1,801)
Income before taxes	8,492	15,435
Income tax expense	(2,421)	(7,285)
Net income	6,071	8,150
Net income attributable to non-controlling interests	(1,845)	(5,823)
Net income attributable to common shareholders	$4,226	$2,327

Net income per share attributable to common shareholders:
Basic	$0.08	$0.04
Diluted	$0.07	$0.04

Weighted average shares outstanding (in thousands):
Basic	54,125	53,145
Diluted	56,392	54,969

Additional Disclosure:
Depreciation and amortization	$15,236	$14,913
Amortization of deferred financing costs	$528	$492

IMAX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share amounts)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$145,995	$151,168
Accounts receivable, net of allowance for credit losses	108,540	108,079
Financing receivables, net of allowance for credit losses	121,325	121,954
Variable consideration receivables, net of allowance for credit losses	90,624	91,402
Inventories	35,823	32,505
Prepaid expenses	16,663	14,881
Film assets, net of accumulated amortization	16,638	15,529
Property, plant and equipment, net of accumulated depreciation	240,890	242,910
Lease incentives and other assets	27,240	24,820
Deferred income tax assets, net of valuation allowance	12,675	12,577
Goodwill	45,815	45,815
Other intangible assets, net of accumulated amortization	30,923	32,391
Total assets	$893,151	$894,031
Liabilities
Accounts payable	$17,193	$19,478
Accrued and other liabilities	88,138	105,293
Deferred revenue	56,132	50,395
Revolving credit facility borrowings, net of unamortized debt issuance costs	46,702	34,577
Convertible notes and other borrowings, net of unamortized discounts and debt issuance costs	244,128	244,034
Deferred income tax liabilities	12,521	12,521
Total liabilities	464,814	466,298
Commitments, contingencies and guarantees
Non-controlling interests	691	666
Shareholders’ equity
Capital stock common shares — no par value. Authorized — Unlimited number. 54,855,176 issued and outstanding (December 31, 2025 — 53,921,676 issued and outstanding)	429,650	419,162
Other equity	145,998	164,782
Statutory surplus reserve	4,219	4,219
Accumulated deficit	(235,741)	(239,967)
Accumulated other comprehensive loss	(8,664)	(10,305)
Total shareholders’ equity attributable to common shareholders	335,462	337,891
Non-controlling interests	92,184	89,176
Total shareholders’ equity	427,646	427,067
Total liabilities and shareholders’ equity	$893,151	$894,031

IMAX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net income	$6,071	$8,150
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	15,236	14,913
Amortization of deferred financing costs	528	492
Credit loss reversal, net	(460)	(126)
Write-downs, including asset impairments	57	193
Deferred income tax recovery	(35)	—
Share-based and other non-cash compensation	5,792	5,275
Unrealized foreign currency exchange loss	83	289
Realized and unrealized investment gain	(36)	(32)
Changes in assets and liabilities:
Accounts receivable	(751)	(15,014)
Inventories	(3,355)	1,032
Film assets	(5,353)	(7,396)
Lease incentives provided to exhibitor customers	(8,671)	(1,029)
Deferred revenue	5,769	1,390
Changes in other operating assets and liabilities	(10,846)	(1,186)
Net cash provided by operating activities	4,029	6,951
Investing Activities
Purchase of property, plant and equipment	(2,132)	(1,645)
Investment in equipment for joint revenue sharing arrangements	(4,003)	(11,746)
Acquisition of other intangible assets	(792)	(1,233)
Net cash used in investing activities	(6,927)	(14,624)
Financing Activities
Revolving credit facility borrowings	31,000	23,000
Repayments of revolving credit facility borrowings	(19,000)	(10,000)
Debt issuance costs related to convertible notes	(944)	—
Credit facility amendment fees paid	(9)	—
Repayments of other borrowings	(164)	(209)
Taxes withheld and paid on employee stock awards vested	(17,451)	(9,505)
Common shares issued - stock options exercised	3,806	948
Net cash (used in) provided by financing activities	(2,762)	4,234
Effects of exchange rate changes on cash	487	(84)
Decrease in cash and cash equivalents during period	(5,173)	(3,523)
Cash and cash equivalents, beginning of period	151,168	100,592
Cash and cash equivalents, end of period	$145,995	$97,069

Primary Reporting Groups

The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), as such term is defined under U.S. GAAP. The CODM assesses segment performance based on segment revenues and segment gross margins. Selling, general and administrative expenses, research and development costs, the amortization of intangible assets, provision for (reversal of) current expected credit losses, certain write-downs, interest income, interest expense, and income tax (expense) benefit are not allocated to the Company’s segments.

The Company has two reportable segments:

(i)Content Solutions, consists of services provided to studios and other content creators, which principally includes the digital remastering of films and other content into IMAX formats for distribution to the IMAX network. To a lesser extent, the Content Solutions segment also earns revenue from the distribution of large-format documentary films and exclusive experiences ranging from live performances to interactive events with leading artists and creators, as well as film post-production services.

(ii)Technology Products and Services, which includes results from the sale or lease of IMAX Systems, as well as from the maintenance of IMAX Systems to exhibition customers. To a lesser extent, the Technology Product and Services segment also earns revenue from certain ancillary theater business activities, including after-market sales of IMAX System parts and 3D glasses.

Segment Revenue and Gross Margin

	Three Months Ended March 31, (Unaudited)
(In thousands of U.S. dollars)	2026	2025
Revenue
Content Solutions	$31,370	$34,249
Technology Products and Services	48,338	50,593
Sub-total for reportable segments	79,708	84,842
All Other(1)	1,671	1,825
Total	$81,379	$86,667

Gross Margin
Content Solutions	$18,320	$23,554
Technology Products and Services	26,882	29,086
Sub-total for reportable segments	45,202	52,640
All Other(1)	609	536
Total	$45,811	$53,176
(1)All Other includes the results from the Company’s Streaming and Consumer Technology business, as well as other ancillary activities.

IMAX CORPORATION
NON-GAAP FINANCIAL MEASURES

In this release, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable U.S. GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

Adjusted net income or loss attributable to common shareholders and adjusted net income or loss attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) realized and unrealized investment gains or losses; (iii) goodwill impairment; (iv) restructuring charges and other impairments; (v) employee retention credits; and (vi) induced conversion expense on settlement of convertible notes; as well as the related tax impact of these adjustments.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility” as well as “Adjusted EBITDA margin.” As defined in the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Accordingly, this non-GAAP financial measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance with its Credit Agreement requirements, when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility and Adjusted EBITDA margin present relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding: (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Total Adjusted EBITDA is defined as EBITDA excluding: (i) share-based and other non-cash compensation expense; (ii) realized and unrealized investment losses or gains; (iii) restructuring and other charges; (iv) write-downs, net of recoveries, including asset impairments and credit loss reversal and (v) induced conversion expense on settlement of convertible notes. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) restructuring charges and other impairments; (iv) write-downs, net of recoveries, including goodwill, asset impairments and credit loss expense or reversal and (v) induced conversion expense on settlement of convertible notes. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA per Credit Facility and Adjusted EBITDA Margin is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable U.S. GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. The Company definition of free cash flow deducts only normal recurring capital expenditures, including the Company’s investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Condensed Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash used in operating activities to free cash flow is presented below.

Adjusted EBITDA per Credit Facility

	Three Months Ended (Unaudited)
(In thousands of U.S. Dollars)	March 31, 2026	March 31, 2025
Revenues	$81,379	$86,667
Net income	$6,071	$8,150
Add (subtract):
Income tax expense	2,421	7,285
Interest expense, net of interest income	900	769
Depreciation and amortization, including film asset amortization	15,236	14,913
Amortization of deferred financing costs(1)	528	492
EBITDA	$25,156	$31,609
Share-based and other non-cash compensation	5,792	5,275
Unrealized investment gains	(36)	(32)
Restructuring charges and other impairments	—	57
Write-downs, including asset impairments and credit loss (expense) reversal	(403)	66
Total Adjusted EBITDA	$30,509	$36,975
Less: Non-controlling interest	(3,700)	(8,926)
Adjusted EBITDA per Credit Facility - attributable to common shareholders	$26,809	$28,049
(1)The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

Adjusted EBITDA per Credit Facility

	Twelve Months Ended (Unaudited)
(In thousands of U.S. Dollars)	March 31, 2026	March 31, 2025
Revenues	$404,924	$359,752
Net income	43,447	$35,432
Add (subtract):
Income tax expense	12,903	7,122
Interest expense, net of interest income	2,708	3,787
Depreciation and amortization, including film asset amortization	62,769	65,252
Amortization of deferred financing costs(1)	2,020	1,969
EBITDA	$123,847	$113,562
Share-based and other non-cash compensation	27,342	23,700
Unrealized investment losses (gains)	863	(129)
Restructuring charges and other impairments	2,421	3,806
Write-downs, including goodwill, asset impairments and credit loss expense	8,742	2,921
Induced conversion expense on settlement of convertible notes	15,264	—
Total Adjusted EBITDA	$178,479	$143,860
Less: Non-controlling interest	(13,967)	(19,183)
Adjusted EBITDA per Credit Facility - attributable to common shareholders	$164,512	$124,677
(1)The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

Adjusted Net Income Attributable to Common Shareholders and Adjusted Net Income Per Share

	Three Months Ended March 31, (Unaudited)
	2026		2025
(In thousands of U.S. Dollars, except per share amounts)	Net Income	Per Diluted Share	Net Income	Per Diluted Share
Net income attributable to common shareholders	$4,226	$0.07	$2,327	$0.04
Adjustments(1):
Share-based compensation	5,807	0.11	5,212	0.10
Unrealized investment gains	(36)	—	(32)	—
Restructuring charges and other impairments	—	—	57	—
Tax impact on items listed above	(429)	(0.01)	(386)	(0.01)
Adjusted net income(1)	$9,568	$0.17	$7,178	$0.13

Weighted average shares outstanding (in thousands):
Basic		54,125		53,145
Diluted		56,392		54,969
(1)Reflects amounts attributable to common shareholders.

Free Cash Flow

	Three Months Ended March 31, (Unaudited)
(In thousands of U.S. Dollars)	2026	2025
Net cash provided by operating activities	$4,029	$6,951
Purchase of property, plant and equipment	(2,132)	(1,645)
Acquisition of other intangible assets	(792)	(1,233)
Free cash flow before growth CAPEX(1)	1,105	4,073
Investment in equipment for joint revenue sharing arrangements	(4,003)	(11,746)
Free cash flow	$(2,898)	$(7,673)
(1)Growth CAPEX is defined as capital expenditures associated with investments in equipment for joint revenue sharing arrangements.